Exhibit 1.01

TE Connectivity Ltd.
Conflict Minerals Report

For The Calendar-Year Reporting Period Ended December 31, 2022

1. Overview

This Conflict Minerals Report has been prepared by TE Connectivity Ltd. (herein referred to as TE, the Company, we, us, or our) pursuant to Rule 13p-1 (the Rule) promulgated under Section 13(p) of the Securities Exchange Act of 1934, as amended (Exchange Act). The Rule imposes certain reporting obligations on those Securities and Exchange Commission (SEC) registrants, like TE, whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined to mean cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (together, 3TG). The term “Covered Countries” for purposes of Section 13(p) and the SEC rules thereunder, as well as this report and the accompanying Form SD, are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

In 2022, we designed and manufactured products to connect power, data, and signal in a broad array of industries, including automotive, energy, industrial, data communications, appliances, medical, and aerospace and defense. Our principal product families included terminals and connector systems and components, sensors, interventional medical components, relays, heat shrink tubing, wire and cable, application tooling, and antennas.

For the 2022 reporting period, our reasonable country of origin inquiry (RCOI) survey process targeted a refined list of products deemed at risk for having any quantity of tin, tantalum, tungsten or gold that is “necessary to the functionality or production” of these products within the meaning of Section 13(p) and the SEC’s Rule and Form SD thereunder (necessary conflict minerals). We continue to refine our survey process as part of our continuous efforts to bring the TE Conflict Minerals Program into greater alignment with the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the supplements thereto relating to tin, tantalum, tungsten and gold (OECD Due Diligence Guidance). The OECD Due Diligence Guidance has been identified by the SEC as an appropriate internationally recognized framework for conducting the RCOI and due diligence relating to necessary conflict minerals called for by Section 13(p), the Rule and Form SD. TE supplier information gathering is facilitated by a third-party compliance information gathering service (TPCS) provided by a leading software-as-a-service solution.

Based on our due diligence, we are unable to determine with absolute assurance the origin of all the necessary conflict minerals in our products for the 2022 reporting period (January 1 through December 31, 2022), and therefore cannot exclude the possibility that some of these minerals may have originated in one or more of the Covered Countries (beyond those identified herein) and are not derived from recycled or scrap sources. Accordingly, under Section 13(p) and the Rule we have prepared and are filing this Conflict Minerals Report as an exhibit to our accompanying Form SD.

Conflict Minerals Policy

Our Responsible Minerals and Materials Policy is publicly available on our website at https://www.te.com/usa-en/utilities/product-compliance/conflict-minerals.html. Supplier adoption of TE’s due diligence standards is a standard requirement of doing business with TE.

Grievance Mechanism

We have well established processes to allow interested parties to contact us anonymously through our Office of the Ombudsman. Our Office of the Ombudsman can be contacted by email at directors@te.com, through the Internet at https://www.te.com/usa-en/about-te/corporate-responsibility/governance/ombudsman.html or through mail at TE Connectivity, Office of the Ombudsman, 1050 Westlakes Drive, Berwyn, Pennsylvania 19312.

Supply Chain — Reasonable Country of Origin Inquiry

The products that we manufacture are complex, and we utilize thousands of components from many direct suppliers. We have relationships with a vast network of suppliers throughout the world and there are generally multiple tiers between the 3TG mines, the smelter or refinery processing facilities (SOR), and our direct suppliers. Therefore, we must rely on our direct suppliers to work with their upstream suppliers (suppliers that are closer to the SORs than TE in the supply chain) to provide us with accurate information about the origin of 3TG in the components and raw materials we purchase. We work to implement contracts with those direct suppliers to impose contract terms that compel these suppliers to support our due diligence efforts with respect to 3TG content.

Because of the complexity and size of our supply chain, we developed a risk-based approach to determining whether we had any necessary 3TG in our supply chain. Each year TE’s raw material and commodity code groupings are reviewed for the presence of potential 3TG. Once those products and materials are identified, internal subject matter experts and engineers analyze whether the 3TG in the products and materials are “necessary to the functionality or production” of such products within the meaning of the SEC’s rules. The result of that analysis leads to the identification of supplier products in-scope for being potentially at risk of containing necessary conflict minerals. In 2022, a total of approximately 166,825 products (including components) were identified and subject to our RCOI survey.

Our 2022 supplier survey campaign requested that the identified suppliers provide information to us regarding 3TG and SORs using the Conflict Minerals Reporting Template (the “Template” or “CMRT”) developed by the Responsible Minerals Initiative (RMI). We accept company level CMRTs from suppliers, and, when necessary, seek additional information and/or product level CMRTs. As in past years, some supplier responses continued to note that the source of the conflict minerals could not be ascertained at the time of the supplier’s response.

Efforts to Determine Mine or Location of Origin

We have determined that requesting the identified suppliers to complete the Template, together with resources offered by our TPCS, represents our reasonable efforts to determine the mines or locations of countries of origin of necessary 3TG in our supply chain. We have reached this conclusion in part as a result of our membership in the RMI - an initiative of Responsible Business Alliance (RBA), formerly known as the Electronic Industry Citizenship Coalition (whose efforts focus on the location and the commitment of smelters and refineries to go through its Responsible Minerals Assurance Process (RMAP) or participate in a recognized certification program), our understanding of the OECD guidelines, and based on consultation with compliance and sustainability leaders in companies similarly situated to TE. TE relies on the RMI to help keep us abreast of developments in conflict minerals sourcing, the evolution and refinement of the CMRT form, and as a source of process improvements and informal benchmarking opportunities with other members.

Smelters or Refiners and Country of Origin of 3TG

We attach here a complete listing of those SORs ascertained, through TE’s supplier responses to the Template or upon further inquiry after a review of such responses, as providing necessary conflict minerals to TE for manufacture in 2022 (“Exhibit A”). As to country of origin, TE relies on third-party assessments and information available from such sources as RMI RMAP and the London Bullion Market Association, as well as our assessment of our supplier responses, and concluded that TE, at this time, does not have sufficient information to conclusively determine the countries of origin of the 3TG in all of our products.

Description of Products Containing “Necessary” Conflict Minerals

We identified approximately 166,825 products supplied to TE potentially containing one or more 3TG minerals necessary to the functionality or production of our products; approximately 62,210 products were eliminated as out-of-scope pursuant to the RCOI process and approximately 68,635 products were deemed to contain necessary conflict minerals. These products fall into all of our product families, including but not limited to the following: terminals and connector systems and components, sensors, interventional medical components, relays, heat shrink tubing, wire and cable, application tooling, and antennas.

We were unable to ascertain the country of origin of 3TG minerals necessary to the functionality or production of the identified TE products and, as a consequence, proceeded to conduct the due diligence required under the OECD Due Diligence Guidance as applicable to downstream companies.

2. Due Diligenc

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance as applicable to downstream companies such as TE. As discussed above, the OECD Due Diligence Guidance has been identified by the SEC as an appropriate (and thus far, the only), internationally recognized due diligence framework for purposes of Section 13(p) of the Exchange Act and the Rule and Form SD thereunder.

Due Diligence Performed

MANAGEMENT SYSTEMS

We have a Responsible Minerals and Materials Policy related to our sourcing of 3TG, as previously noted, and a formalized Conflict Minerals Program for our suppliers which is governed by an official standard operating procedure (the Program). TE’s conflict minerals requirements are set forth in our Purchase Order terms, RFP documentation, supply contracts, and our supplier portal.

Internal Team

We have a management system to support supply chain due diligence related to 3TG. Our management system includes an executive steering committee overseen by the Global Supply Chain Counsel, and a team of subject matter experts from functions such as supplier management (Global Procurement), engineering, finance, and law. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy as approved by our Law Department. As discussed further below, this team met regularly throughout 2022 and early 2023 to discuss the supply chain compliance process relating to conflict minerals.

Control Systems

●	Stay abreast of due diligence practices developments relating to smelters and refiners. We do not typically have a direct relationship with 3TG SORs. We do, however, participate with other major manufacturers in an industry-wide initiative to develop compliant supply chains, including the RMI’s RMAP, and we look to our TPCS to provide guidance on various smelter related issues, including risk assessment, that arise during the survey year.

●	Internal and Supplier Controls. Controls include (1) the TE Guide to Ethical Conduct that outlines expected behaviors for all our employees, (2) the TE Guide to Supplier Social Responsibility that outlines expected behaviors relative to working conditions and rights for suppliers and their employees, (3) supply contracts and purchasing terms & conditions containing a responsible minerals contract clause that requires suppliers to provide us with information about the source of 3TG and smelters/refiners, and (4) if required, termination and supplier blacklisting processes that disqualify certain suppliers from doing business with TE who refuse or are unable to provide additional conflict minerals data or move away from certain smelters. In addition, as discussed in the “Grievance Mechanism” portion of this Report, TE has established a confidential reporting mechanism which allows for anonymous submissions. Lastly, the TE Guide to Supplier Social Responsibility was updated in December 2022, which (1) updated the conflict minerals section for consistency with our supply contracts and purchasing terms and conditions to further outline supplier expectations, and (2) added new supply chain mapping requirements.

●	As an additional Program integrity control, each year we seek certifications from our business segment presidents, supply chain executives, and our segment and business unit operations leaders on behalf of their respective function to help ensure that components and raw materials that go into TE’s products are subject to TE’s 3TG due diligence.

●	TPCS Controls: Given the size and complexity of TE’s supply chain, TE utilizes a leading compliance service provider to aid and enable our supplier survey efforts. Various programmatic and supplier management processes include (1) recognizing the CMRT as the standard form uploaded into the system, (2) validating completion of the CMRT, (3) verifying the number of parts responded and number of smelters declared, (4) identifying smelter risk assessments, (5) ensuring functionality of the system, and (6) providing internal and external training and technical support. These measures serve as de facto means of validating the data we get from our TPCS.

Maintain Records

Program data is stored in accordance with our corporate records retention schedule to ensure that relevant materials are preserved for appropriate periods.

Supplier Engagement

We have adopted a number of supplier outreach tools developed by our TPCS, including but not limited to training and program materials, all of which are designed to encourage suppliers to develop their own conflict minerals due diligence programs in accordance with the SEC’s conflict minerals regulatory requirements. We also maintain an electronic portal which directs suppliers to informational resources related to conflict minerals and our Responsible Minerals and Materials Policy.

IDENTIFY AND ASSESS RISK IN THE SUPPLY CHAIN

We survey direct suppliers of components or raw materials that were at risk for containing 3TG that were “necessary to the functionality or production” of our products described above. For 2022, TE relied on our TPCS to lead our supplier survey. For 2022, approximately 407 commodity codes and 166,825 associated TE products required RCOI survey activity due to their risk profiles.

Survey Responses For TE Products

We received a supplier response rate of 78.5% of the in-scope TE products surveyed, which surpassed our long-sought goal of a 75%+ supplier response rate. Despite meeting this internal goal, we still received some incomplete supplier responses for TE’s 2022 conflict minerals campaign. We reviewed the responses against criteria developed by our internal team to determine which suppliers required further engagement. As in past years, the review criteria included assessing incomplete responses as well as inconsistencies within the data reported by those suppliers, and we have worked directly with suppliers to obtain additional engagement in an effort to secure improved responses. From the responses received, the following statistics were compiled:

●	Approximately 62,210 products were reported as out-of-scope by suppliers – meaning that they did not contain necessary conflict minerals.

●	Approximately 46,956 products were determined to be low risk under TE’s analysis; either by way of the RMAP process, TE’s risk assessment, or being derived from recycled or scrap sources.

●	Approximately 16,513 products were of indeterminate origin – meaning that our relevant suppliers were unable to identify either the country of origin or the mine/SOR of origin.

We attribute our increased supplier response rate to a number of factors, including increased supplier outreach and process changes related to accepting supplier responses that had been previously rejected due to certain smelter data concerns such as rejecting submissions with smelters which are no longer in operation.

Lastly, we have seen an increase in high-risk smelters compared to prior years due to government sanction-related activity or other criteria, which has resulted in more smelters being deemed nonconformant. We continue to be guided by inputs and guidance from industry leading sources and we continue to develop our response and remediation measures to remediate the high-risk smelters in our supply chain over time. Since the smelter data in our CMRT and this Report reflect data collected from our suppliers in the past year, we expect that our Company Level CMRTs may continue to include high-risk smelters relating to sanction-related activity until we can successfully work with our supply base to either remediate or remove sanctioned smelters from our supply chain.

DESIGN AND IMPLEMENT A STRATEGY TO RESPOND TO RISKS

●	Senior management is briefed about our due diligence efforts on a regular basis.

●	Executive leadership is in a position to influence the outcome of the Program through either financial or administrative supports and to certify alignment with the centralized RCOI survey and company due diligence processes and affirm direct knowledge and supervision of such activities.

●	We have a Responsible Minerals and Materials Policy and impose the provisions of such policy on our direct suppliers as a condition of doing business with TE (e.g., supply contract language, supplier requirements/codes, etc.).

●	We have implemented and continue to follow a risk management plan that outlines our responses to identified risks.

●	Suppliers are expected to have a supply chain aligned with the principles and practices of the RMI or an OECD compliant program, otherwise products purchased from them are re-sourced.

●	Data validation enhancements assure integrity of data received and reliability for reporting.

CARRY OUT INDEPENDENT THIRD-PARTY AUDIT OF SUPPLY CHAIN DUE DILIGENCE AT IDENTIFIED POINTS IN THE SUPPLY CHAIN

We do not typically have a direct relationship with 3TG smelters and refiners and therefore do not perform or direct audits of these entities. We support SOR audits conducted by independent third parties through our RMI membership and have obtained the RMI list of “RMAP Conformant” smelters and refineries. We continue to examine how best to improve our upstream diligence efforts, possibly in tandem with our third-party conducted supplier social responsibility audits and future human rights/modern slavery due diligence.

REPORT ON SUPPLY CHAIN DUE DILIGENCE

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence and is available on our website, along with the accompanying Form SD, at http://investors.te.com/financial-reports/sec-filings/default.aspx. In addition, this Report and the accompanying Form SD have been filed with the SEC and are publicly available on the SEC’s EDGAR website (https://www.sec.gov).

RESULTS OF DUE DILIGENCE

Notwithstanding continued improvements made to our RCOI and due diligence processes, we are unable to determine with absolute assurance the origin of all the necessary conflict minerals in our products for the 2022 reporting period (January 1 through December 31, 2022), and therefore cannot exclude the possibility that some of these minerals may have originated in one or more of the Covered Countries and are not derived from recycled or scrap sources.

3. Steps to be Taken in 2023 to Mitigate Risk

We intend to take the following steps as continuous improvement measures to our due diligence to be conducted in 2023, to further mitigate the risk that any necessary 3TG in our products finance or benefit armed groups in any of the Covered Countries:

●	Increased focus on internal training to help improve engagement with suppliers reporting high risk smelters. Notably, this effort should also help TE address the increased number of high-risk smelters due to sanction-related activity.

●	Update smelter remediation communications and drive increased awareness to address increase in nonconformant and/or high-risk smelters.

●	Work directly with suppliers to continue to improve overall supplier response rate.

●	Engage any suppliers if found to be providing us with components or materials containing 3TG from sources that finance or benefit armed groups in the Covered Countries (as that term is defined in Section 13(p) and Item 1.01(d)(2) of Form SD) to establish an alternative source of 3TG that does not support the activities of any such group.

●	Conduct independent third-party audits of select high-risk suppliers to validate their compliance with the requirements of TE’s Program. In a departure from prior years, we were unable to conduct independent third-party audits of select high-risk suppliers in 2022 due to our third-party vendor discontinuing this service. We will explore other potential avenues to help mitigate our upstream supplier risks.

●	Help and provide training and tools (by way of our third-party compliance solution provider) to those suppliers who want to build supply chain transparency via their own programs.

●	With a focus on mitigating certain supply chain forced labor risks, implement a new Supply Chain Mapping initiative due to increasing business continuity, sustainability, and compliance requirements. Moving forward, TE will work with its suppliers to conduct and support necessary supply chain mapping initiatives, including but not limited to efforts sufficient to meet 'clear and convincing' documentation standards. Per the updated TE Guide to Supplier Social Responsibility, we are requesting suppliers to provide clear and convincing evidence that demonstrates (i) the identity and location of supplier’s subcontractors and suppliers and (ii) the origin of its products and any component and raw materials in its products (collectively “Supply Chain Mapping Evidence”), which is intended to meet the standards set by the United States Department of Homeland Security and may be requested by TE under certain situations.

Cautions Concerning Website Information and Forward-Looking Statements

Other than any documents expressly incorporated by reference in this Conflict Minerals Report and/or the accompanying Form SD, the information on any of our websites referred to in this report is not part of this report or any other document filed with the SEC, including but not limited to the accompanying Form SD.

Certain statements in this report may be “forward-looking” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements addressing our future financial condition and operating results, the impact on our operations resulting from the COVID-19 pandemic, other information relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those anticipated in any of our forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, and their respective suppliers and smelters; lack of progress by smelter programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or that these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the section titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Exhibit A – Smelters identified during the reporting period which, to the extent known, processed necessary conflict minerals in TE products for Calendar 2022 Reporting Period.

METAL	SMELTER NAME	SMELTER COUNTRY	SMELTER ID	SMELTER ID SOURCE
Gold	8853 S.p.A.	ITALY	CID002763	RMI
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920	RMI
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	RMI
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	RMI
Gold	African Gold Refinery	UGANDA	CID003185	RMI
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	RMI
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	RMI
Gold	Al Ghaith Gold	UNITED ARAB EMIRATES	CID002899	RMI
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760	RMI
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500	RMI
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	RMI
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	RMI
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	RMI
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	RMI
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES	CID002596	RMI
Gold	Asahi Pretec Corp.	JAPAN	CID000082	RMI
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	RMI
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	RMI
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	RMI
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	RMI
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	RMI
Gold	Augmont Enterprises Private Limited	INDIA	CID003461	RMI
Gold	Aurubis AG	GERMANY	CID000113	RMI
Gold	Bangalore Refinery	INDIA	CID002863	RMI
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	RMI
Gold	Boliden AB	SWEDEN	CID000157	RMI
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	RMI
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421	RMI
Gold	Caridad	MEXICO	CID000180	RMI
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	RMI
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	RMI
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382	RMI
Gold	Chimet S.p.A.	ITALY	CID000233	RMI
Gold	Chugai Mining	JAPAN	CID000264	RMI
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	RMI
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	RMI
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	RMI
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	RMI
Gold	Dongwu Gold Group	CHINA	CID003663	RMI
Gold	Dowa	JAPAN	CID000401	RMI
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	RMI
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	RMI

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	RMI
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	RMI
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	RMI
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487	RMI
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488	RMI
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489	RMI
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490	RMI
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	RMI
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	RMI
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584	RMI
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	RMI
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	RMI
Gold	Gold by Gold Colombia	COLOMBIA	CID003641	RMI
Gold	Gold Coast Refinery	GHANA	CID003186	RMI
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	RMI
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	RMI
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA	CID000605	RMI
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	RMI
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	RMI
Gold	Hang Seng Technology	CHINA	CID000670	RMI
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	RMI
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	RMI
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	CID002519	RMI
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	RMI
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	RMI
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	RMI
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	RMI
Gold	Hung Cheong Metal Manufacturing Limited	CHINA	CID002904	RMI
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	RMI
Gold	Industrial Refining Company	BELGIUM	CID002587	RMI
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	RMI
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	RMI
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	RMI
Gold	Istanbul Gold Refinery	TURKEY	CID000814	RMI
Gold	Italpreziosi	ITALY	CID002765	RMI
Gold	JALAN & Company	INDIA	CID002893	RMI
Gold	Japan Mint	JAPAN	CID000823	RMI
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	RMI
Gold	Jinlong Copper Co., Ltd.	CHINA	CID000909	RMI
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	RMI
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	RMI
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	RMI
Gold	K.A. Rasmussen	NORWAY	CID003497	RMI
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	RMI

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	RMI
Gold	Kazzinc	KAZAKHSTAN	CID000957	RMI
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	RMI
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	RMI
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	RMI
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	RMI
Gold	Kundan Care Products Ltd.	INDIA	CID003463	RMI
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	RMI
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	RMI
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	RMI
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	RMI
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	RMI
Gold	L'Orfebre S.A.	ANDORRA	CID002762	RMI
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	RMI
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	RMI
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	RMI
Gold	Marsam Metals	BRAZIL	CID002606	RMI
Gold	Materion	UNITED STATES OF AMERICA	CID001113	RMI
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	RMI
Gold	MD Overseas	INDIA	CID003548	RMI
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575	RMI
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557	RMI
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	RMI
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	RMI
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	RMI
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	RMI
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	RMI
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	RMI
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	RMI
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	RMI
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	RMI
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	RMI
Gold	Morris and Watson	NEW ZEALAND	CID002282	RMI
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	RMI
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	RMI
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	RMI
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	RMI
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	RMI
Gold	Nyrstar Metals	UNITED STATES OF AMERICA	CID001313	RMI
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	RMI
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	RMI
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	RMI
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	RMI
Gold	PAMP S.A.	SWITZERLAND	CID001352	RMI
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	RMI
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	RMI

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	RMI
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	RMI
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	RMI
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	RMI
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	RMI
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	RMI
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	RMI
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	RMI
Gold	Royal Canadian Mint	CANADA	CID001534	RMI
Gold	SAAMP	FRANCE	CID002761	RMI
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	RMI
Gold	Safimet S.p.A	ITALY	CID002973	RMI
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	RMI
Gold	Sai Refinery	INDIA	CID002853	RMI
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	RMI
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	RMI
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529	RMI
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	RMI
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540	RMI
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	RMI
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	CID001605	RMI
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA	CID001612	RMI
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525	RMI
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	RMI
Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA	CID002614	RMI
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	RMI
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750	RMI
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA	CID001692	RMI
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527	RMI
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588	RMI
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	RMI
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	RMI
Gold	Sino-Platinum Metals Co., Ltd.	CHINA	CID001745	RMI
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	RMI
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	RMI
Gold	Sovereign Metals	INDIA	CID003383	RMI
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	RMI
Gold	Sudan Gold Refinery	SUDAN	CID002567	RMI
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	RMI
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	RMI
Gold	Super Dragon Technology Co., Ltd.	CHINA	CID001810	RMI
Gold	T.C.A S.p.A	ITALY	CID002580	RMI
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	RMI

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	RMI
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	RMI
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	RMI
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	RMI
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	RMI
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	RMI
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	RMI
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	RMI
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	RMI
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	RMI
Gold	Valcambi S.A.	SWITZERLAND	CID002003	RMI
Gold	Value Trading	BELGIUM	CID003617	RMI
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA	CID002009	RMI
Gold	WEEEREFINING	FRANCE	CID003615	RMI
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	RMI
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	RMI
Gold	Wuzhong Group	CHINA	CID002063	RMI
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	RMI
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	RMI
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	RMI
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA	CID002491	RMI
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA	CID002205	RMI
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA	CID002214	RMI
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA	CID002219	RMI
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA	CID002221	RMI
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	RMI
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA	CID002231	RMI
Gold	Zhuzhou Smelting Group Co., Ltd	CHINA	CID002529	RMI
Tantalum	5D Production OU	ESTONIA	CID003926	RMI
Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA	CID000059	RMI
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	RMI
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	RMI
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402	RMI
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	RMI
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	RMI
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	RMI
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	RMI
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	RMI
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	RMI
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	RMI
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	RMI
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	RMI

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	RMI
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	RMI
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	RMI
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	RMI
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	RMI
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	RMI
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	RMI
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	RMI
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	RMI
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	RMI
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	RMI
Tantalum	KEMET Blue Metals	MEXICO	CID002539	RMI
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	RMI
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	RMI
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	CID002847	RMI
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	RMI
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	RMI
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	RMI
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	RMI
Tantalum	NPM Silmet AS	ESTONIA	CID001200	RMI
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	RMI
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	RMI
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	RMI
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	RMI
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	RMI
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	RMI
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	RMI
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583	RMI
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	RMI
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	RMI
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	RMI
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	RMI
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	RMI
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	RMI
Tin	Chofu Works	JAPAN	CID002786	RMI
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486	RMI
Tin	CRM Synergies	SPAIN	CID003524	RMI
Tin	CV Ayi Jaya	INDONESIA	CID002570	RMI
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	RMI
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	RMI
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA	CID000376	RMI

Tin	Dowa	JAPAN	CID000402	RMI
Tin	DS Myanmar	MYANMAR	CID003831	RMI
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	RMI
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	RMI
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	RMI
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582	RMI
Tin	Fenix Metals	POLAND	CID000468	RMI
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410	RMI
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	RMI
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	RMI
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	RMI
Tin	Gejiu Yunxi Group Corp.	CHINA	CID000553	RMI
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	RMI
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	RMI
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	RMI
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA	CID002274	RMI
Tin	Guangxi Nonferrous Metals Group	CHINA	CID000626	RMI
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA	CID000628	RMI
Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA	CID000720	RMI
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA	CID002635	RMI
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	RMI
Tin	Hulterworth Smelter	CHINA	CID002365	UNKNOWN
Tin	Jiang Jia Wang Technology Co.	CHINA	CID000841	RMI
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA	CID000841	RMI
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	RMI
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002819	RMI
Tin	LIAN JING	CHINA	CID002281	RMI
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	RMI
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA	CID001098	RMI
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	RMI
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	RMI
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	RMI
Tin	Materials Eco-Refining Co., Ltd.	JAPAN	CID001112	RMI
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	RMI
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136	RMI
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	RMI
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	RMI
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	RMI
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001172	RMI
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	RMI
Tin	Ming Li Jia smelt Metal Factory	CHINA	CID001177	RMI
Tin	Minsur	PERU	CID001182	RMI
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	RMI
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	RMI
Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA	CID001246	RMI

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	RMI
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305	RMI
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	RMI
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	RMI
Tin	OMODEO A. E S. METALLEGHE SRL	ITALY	CID003395	RMI
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	RMI
Tin	Pongpipat Company Limited	MYANMAR	CID003208	RMI
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	RMI
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	RMI
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	RMI
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	RMI
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	RMI
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	RMI
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	RMI
Tin	PT Bangka Serumpun	INDONESIA	CID003205	RMI
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	RMI
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	RMI
Tin	PT Bukit Timah	INDONESIA	CID001428	RMI
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	RMI
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	RMI
Tin	PT Masbro Alam Stania	INDONESIA	CID003380	RMI
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	RMI
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	RMI
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449	RMI
Tin	PT Panca Mega Persada	INDONESIA	CID001457	RMI
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	RMI
Tin	PT Prima Timah Utama	INDONESIA	CID001458	RMI
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868	RMI
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	RMI
Tin	PT Rajehan Ariq	INDONESIA	CID002593	RMI
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	RMI
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	RMI
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	RMI
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	RMI
Tin	PT Timah Nusantara	INDONESIA	CID001486	RMI
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	RMI
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	RMI
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	RMI
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	RMI
Tin	PT Tommy Utama	INDONESIA	CID001493	RMI
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	RMI
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	RMI
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	CID001606	RMI
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA	CID001694	RMI

Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA	CID001731	RMI
Tin	Sigma Tin Alloy Co., Ltd.	CHINA	CID002408	RMI
Tin	Soft Metais Ltda.	BRAZIL	CID001758	RMI
Tin	Solder Court Ltd.	CHINA	CID002436	UNKNOWN
Tin	Super Ligas	BRAZIL	CID002756	RMI
Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA	CID001822	RMI
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA	CID001845	RMI
Tin	Taiwan Huanliang	TAIWAN, PROVINCE OF CHINA	CID001852	RMI
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	RMI
Tin	Thailand Mine Factory	THAILAND	CID001897	UNKNOWN
Tin	Thaisarco	THAILAND	CID001898	RMI
Tin	Three green surface technology limited company	CHINA	CID001920	UNKNOWN
Tin	TIN PLATING GEJIU	CHINA	CID001932	RMI
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	RMI
Tin	TONG LONG	CHINA	CID001943	UNKNOWN
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA	CID001954	RMI
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	RMI
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	RMI
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	RMI
Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA	CID002057	RMI
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA	CID002428	RMI
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA	CID002946	RMI
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA	CID002090	RMI
Tin	XURI	CHINA	CID002099	RMI
Tin	Yifeng Tin	CHINA	CID002121	RMI
Tin	Yiquan Manufacturing	CHINA	CID002123	UNKNOWN
Tin	Yuecheng Tin Co., Ltd.	CHINA	CID002147	RMI
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	RMI
Tin	Yunnan Chengo Electric Smelting Plant	CHINA	CID002162	RMI
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA	CID002164	RMI
Tin	Yunnan Geiju Smelting Corp.	CHINA	CID002166	RMI
Tin	Yunnan Industrial Co., Ltd.	CHINA	CID002173	RMI
Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA	CID002309	RMI
Tin	Yunnan Tin Company Limited	CHINA	CID002180	RMI
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	RMI
Tin	Zhongshan Jinye Smelting Co.,Ltd	CHINA	CID002220	RMI
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	RMI
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	RMI
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427	RMI
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553	RMI
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	RMI
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	RMI
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641	RMI
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	RMI

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281	RMI
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468	RMI
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	CID004060	RMI
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	RMI
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	RMI
Tungsten	Fujian Xinlu Tungsten	CHINA	CID003609	RMI
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA	CID002644	RMI
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	RMI
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	RMI
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	RMI
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	RMI
Tungsten	GEM Co., Ltd.	CHINA	CID003417	RMI
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	RMI
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	RMI
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	RMI
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	RMI
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978	RMI
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	RMI
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	RMI
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	RMI
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	RMI
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	RMI
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	RMI
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	RMI
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	RMI
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	RMI
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	RMI
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	RMI
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	RMI
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	RMI
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408	RMI
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	RMI
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	RMI
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388	RMI
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	RMI
Tungsten	LLC Volstok	RUSSIAN FEDERATION	CID003643	RMI
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	RMI
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543	RMI
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	RMI
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	RMI
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416	RMI
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614	RMI
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612	RMI
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	RMI

Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	CHINA	CID002095	RMI
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	RMI
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993	RMI
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	RMI
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	RMI
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	RMI
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	RMI
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	RMI
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	RMI
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662	RMI
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA	CID002195	RMI